Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On August 21, 2020, Vyant Bio, Inc. (formerly known as Cancer Genetics, Inc.) (the “Company” or “VYNT”) entered into an Agreement and Plan of Merger and Reorganization, as amended (the “Merger Agreement”) between the Company, StemoniX, Inc., a Minnesota corporation (“StemoniX”), and CGI Acquisition, Inc., a Minnesota corporation and wholly-owned subsidiary of the Company (“Merger Sub”), which as amended was approved by the stockholders of the Company on March 24, 2021, pursuant to which Merger Sub merged with and into StemoniX, with StemoniX surviving the merger and becoming a direct, wholly-owned subsidiary of the Company (the “merger”). All dollar amounts, except per share, are in thousands.

The unaudited pro forma condensed combined financial information is presented to illustrate the estimated effects of the merger between StemoniX and VYNT based on the historical financial position and results of operations of StemoniX and VYNT. It is presented as follows:

●	The unaudited pro forma combined balance sheet as of December 31, 2020 was prepared based on (i) the historical audited consolidated balance sheet of VYNT as of December 31, 2020 and (ii) the historical audited balance sheet of StemoniX as of December 31, 2020.

●	The unaudited pro forma combined statement of operations for the year ended December 31, 2020 was prepared based on (i) the historical audited consolidated statement of operations and other comprehensive loss of VYNT for the year ended December 31, 2020 and (ii) the historical audited statement of operations of StemoniX for the year ended December 31, 2020.

While VYNT was the legal acquirer, the merger is accounted for as a reverse acquisition using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, “Business Combinations” (“ASC 805”). StemoniX is deemed to be the acquirer for financial accounting purposes. The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

●	the consummation of the merger;

●	the application of the acquisition method of accounting in connection with the merger;

●	the conversion of StemoniX convertible notes and preferred stock into StemoniX common stock;

●	the exclusion of discontinued operations in the combined statement of operations;

●	the issuance of securities prior to the close of the merger by both VYNT and StemoniX in order to meet the net cash targets pursuant to the Merger Agreement and to meet the targeted ownership structure of 22% and 78%, respectively. Upon the consummation of the merger, the actual ownership structure was approximately 19.7% and 80.3%, respectively, based on actual net cash delivered under the formulas in the Merger Agreement.;

●	the issuance by StemoniX of shares of Series C Preferred Stock (the “StemoniX Series C Preferred”) for net proceeds of $1,790 ($2,000 gross proceeds). Upon consummation of the merger, the StemoniX Series C Preferred shares were converted into 699,395 shares of VYNT common stock resulting in a $2.86 conversion price;

●	the issuance by VYNT of securities in two financing transactions (collectively, “VYNT Merger Financings”) with net proceeds of $28,750 ($31,470 gross proceeds), including exercise of related common stock warrants. First, VYNT completed a private placement transaction (the “PIPE”) for net proceeds of $8,902 ($10,000 gross proceeds) and issued 2,758,624 shares of common stock and an equal number of common stock warrants with a combined issuance price of $3.625 per share and warrant to purchase one share. Each warrant (“PIPE Warrant”) has an exercise price of $3.50 per share. PIPE Warrant holders have exercised 1,134,484 warrants for proceeds of $3,971. In the aggregate, the PIPE issuance and related PIPE Warrant exercises have resulted in $12,873 net proceeds to VYNT. Second, VYNT completed a registered direct financing (the “RD Financing”) for net proceeds of $15,877 ($17,500 gross proceeds) and issued 2,777,778 shares at $6.30 per share; and

●	transaction costs incurred in connection with the merger.

Collectively, the above noted StemoniX Series C Preferred, PIPE and the RD Financing satisfied a merger-related requirement for fund raising. These financings did not impact the targeted ownership formulas in the Merger Agreement and the dilution from these transactions were realized proportionately by the pre-merger Vyant and StemoniX shareholders based on the final ownership structure of approximately 19.7% and 80.3%, respectively.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The unaudited pro forma combined balance sheet data gives effect to the merger as if it had occurred on December 31, 2020. The unaudited pro forma combined statement of operations data for the year ended December 31, 2020 gives effect to the merger as if it had occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under existing GAAP, which is subject to change. StemoniX is deemed the accounting acquirer in the merger for accounting purposes and VYNT is treated as the acquiree, based on a number of factors considered at the time of preparation of this Current Report on Form 8-K (this “Form 8-K), including control over the post-merger company as evidenced by the composition of executive management and the board of directors as well as the relative equity ownership after the closing of the merger. The application of acquisition accounting of VYNT is dependent upon the working capital positions at the closing of the merger and on other factors such as the share price of VYNT as well as certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The combined company will complete the valuations and other studies upon completion of the merger and will finalize the purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the merger. The assets and liabilities of VYNT and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that VYNT and StemoniX believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operation and financial position.

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by StemoniX. Upon completion of the merger, the combined company will perform a detailed review of VYNT’s accounting policies and will conform the combined company policies. The combined company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company. Additionally, certain financial information of VYNT as presented in its historical consolidated financial statements has been reclassified to conform to the historical presentation in StemoniX’s financial statements for purposes of preparation of the unaudited pro forma condensed combined financial information. Transactions between StemoniX and VYNT during the periods presented in the unaudited pro forma condensed combined financial information were not significant.

This unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the accompanying notes, as well as the following historical financial statements and the related notes of StemoniX and VYNT:

●	Separate historical audited financial statements of StemoniX as of and for the years ended December 31, 2020 and 2019 and the related notes included in this Form 8-K; and

●	Separate historical audited consolidated financial statements of VYNT as of and for the years ended December 31, 2020 and 2019 and the related notes included in VYNT’s Annual Report on Form 10-K filed on March 31, 2021.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2020

(thousands in USD)

	Historical as of December 31, 2020
	StemoniX, Inc.	Vyant Bio, Inc. (formerly, Cancer Genetics, Inc.)	Pro Forma Merger Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$792	$2,444	$(4,405)	6C	$35,190
			797	6E
			28,750	6F(i)
			1,790	6F(ii)
			5,022	6G
Accounts receivable, net	357	779			1,136
Earn-Out from siParadigm, current portion	-	91			91
Inventories	415	-			415
Prepaid expenses and other current assets	223	793			1,016
Total current assets	1,787	4,107	31,954		37,848
Non-current assets:
Property and equipment, net	1,031	448			1,479
Operating lease right-of-use assets	1,095	248			1,343
Patents and other intangible assets, net of accumulated amortization	-	-	8,700	6B	8,700
Goodwill	-	2,977	14,616	6A	17,593
Deposits	136	-			136
Other non-current assets	-	568			568
Total non-current assets	2,262	4,241	23,316		29,819
Total assets	$4,049	$8,348	$55,270		$67,667

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,300	$2,333	$(1,028)	4C	$2,605
Accrued expenses	162	-	1,028	4C	1,190
Obligations under operating leases, current portion	486	223	-		709
Obligations under finance leases, current portion	-	35	-		35
Deferred revenue	-	1,013	-		1,013
Current portion of long-term debt	-	-	107	6D	107
Discontinued operations	-	659	-		659
Other current liabilities	101	-	-		101
Total current liabilities	2,049	4,263	107		6,419
Non-current liabilities:
Obligations under operating leases, less current portion	627	32	-		659
Obligations under finance leases, less current portion	-	72	-		72
Long-term debt and accrued interest, less current portion	7,116	-	(82)	6D	57
			5,022	6G
			951	6I
			(12,950)	6I
Share settlement obligation derivative	1,690	-	(1,690)	6I	-
Warrant liability	-	1	-		1
Total non-current liabilities	9,433	105	(8,749)		789
Total liabilities	11,482	4,368	(8,642)		7,208
Commitments and contingencies

	Historical as of December 31, 2020
	StemoniX, Inc.	Vyant Bio, Inc. (formerly, Cancer Genetics, Inc.)	Pro Forma Merger Adjustments		Pro Forma Combined
Temporary equity:
Series A Convertible Preferred Stock	12,356	-	(12,356)	6H	-
Series B Convertible Preferred Stock	16,651	-	(16,651)	6H	-
	$29,007	$-	$(29,007)		$-
Stockholders’ equity (deficit):
Common stock	-	-	1	6H	4
			3	6J
Additional paid-in capital	1,514	176,628	14,616	6A	100,611
			8,700	6B
			797	6E
			28,750	6F(i)
			1,790	6F(ii)
			27,517	6H
			12,950	6I
			(172,651)	6J
Accumulated deficit	(37,954)	(172,425)	(4,405)	6C	(40,156)
			(25)	6D
			1,489	6H
			739	6I
			172,425	6J
Accumulated other comprehensive income	-	(223)	223	6J	-
Total stockholders’ equity(deficit)	(36,440)	3,980	92,919		60,459
Total liabilities, temporary equity and stockholders’ equity (deficit)	$4,049	$8,348	$55,270		$67,667

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

(thousands in USD except per share amounts)

	Historical for the year ended December 31, 2020		Pro Forma
	StemoniX, Inc.	Vyant Bio, Inc. (formerly, Cancer Genetics, Inc.)	Merger Adjustments		Pro Forma Combined
Revenues:
Service	$588	$5,751	$-	4A	$6,339
Product	279	-	-		279
Total Revenues	867	5,751	-		6,618

Operating costs and expenses:
Cost of goods sold – service	384	3,353	-	4B	3,737
Cost of goods sold - product	717	-	-		717
Research and development	3,232	-	-		3,232
Selling, general and administrative	2,717	7,841	408	7A	10,966
				4D
Impairment of intangible assets	-	2,201	-		2,201
Merger costs	1,440	539	4,406	7B	6,385
Total operating costs and expenses	8,490	13,934	4,814		27,238

Loss from operations	(7,623)	(8,183)	(4,814)		(20,620)

Other (expense)/income:
Interest expense	(535)	(272)	155	7C	(141)
			511	7D
Change in fair value of acquisition note payable	-	4	-		4
Change in fair value of other derivatives	(503)	-	503	7E	-
Change in fair value of warrant liability payable	-	167	-		167
Change in fair value of siParadigm Earn-Out	-	(66)	-		(66)
Other income (expense)	11	307	-		318
Total other (expense)/income	(1,027)	140	1,169		282

Loss from continuing operations, before income taxes	(8,650)	(8,043)	(3,645)		(20,338)
Income tax (expense)/benefit	-	-	-		-

Net (loss) income from continuing operations	(8,650)	(8,043)	(3,645)		(20,338)
Foreign currency translation loss	-	(249)	-		(249)
Net comprehensive (loss)/ income from continuing operations	$(8,650)	$(8,292)	$(3,645)		$(20,587)

Net loss per common share from continuing operations:
Basic	$(3.58)	$(3.18)	-		$(0.74)
Diluted	$(3.58)	$(3.18)	-		$(0.74)
Weighted average common shares outstanding for continuing operations:
Basic	2,417	2,532	25,080		27,612
Diluted	2,417	2,532	25,080		27,612

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(thousands in USD)

1. Description of the Merger

On August 21, 2020, VYNT, StemoniX and Merger Sub entered into the Merger Agreement, as subsequently amended. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into StemoniX, with StemoniX surviving the merger as a wholly owned subsidiary of VYNT. For financial reporting and accounting purposes, StemoniX was the acquirer of VYNT upon completion of the merger.

In consideration for the merger, taking into account 4,434,733 shares of common stock of VYNT (including 94,092 shares issuable upon the cash exercise of certain warrants issued to the placement agent in VYNT’s public offering that closed on November 2, 2020 the (“November PA Warrants”) and in-the-money common stock options and warrants) that were deemed outstanding immediately prior to the closing of the merger (excluding 6,670,886 shares of VYNT common stock issued in VYNT Merger Financings), (i) the shares of StemoniX common stock (after the conversion to StemoniX Common Stock of all preferred stock (except for the Series C Preferred Stock) and convertible notes) and in-the-money warrants (excluding the Convertible Note Warrants) that were issued and outstanding immediately prior to the effective time were converted into an aggregate of 17,277,991 shares of common stock of VYNT, (ii) StemoniX options issued and outstanding immediately prior to the effective time were exchanged for options to purchase 893,179 shares of VYNT common stock and (iii) the warrants to purchase StemoniX common stock issued in connection with certain convertible notes (“Convertible Note Warrants”) issued and outstanding immediately prior to the effective time were exchanged for warrants to purchase an aggregate of 143,890 shares of VYNT common stock. In addition, shares of StemoniX Series C Preferred issued and outstanding immediately prior to the effective time were converted into an aggregate of 699,395 shares of VYNT common stock. An aggregate of 6,670,886 shares of VYNT common stock were also outstanding from the VYNT Merger Financings. Furthermore, certain assumptions related to financing arrangements and the settlement of certain obligations with third parties that have yet to be effectuated have been assumed.

The Merger Agreement provided for net cash targets of $2,000 for VYNT and $500 for StemoniX. As a result of the merger and the final net cash target settlement on the merger closing date, the holders of equity interests of StemoniX as of immediately prior to the merger effective time (other than with respect to the Series C Preferred Stock) now own approximately 80.3% of the outstanding shares of the common stock of the combined company, and the pre-merger outstanding (i) shares of VYNT common stock (including underlying in-the-money VYNT options and VYNT warrants on a net exercise basis) excluding the VYNT securities issued in the PIPE and RD Financing and (ii) shares underlying the then exercisable November PA Warrants represented approximately 19.7% of the outstanding shares of the common stock of the combined company (which outstanding shares, the “Deemed Outstanding Shares”, in this context, means the shares of VYNT common stock outstanding, plus (i) any shares of VYNT common stock issuable on a net exercise basis with respect to any in-the-money VYNT options or in-the-money VYNT warrants (excluding the November PA Warrants), in-the-money StemoniX options and in-the-money StemoniX warrants (excluding the Convertible Note Warrants) and (ii) the amount of shares of VYNT common stock issuable upon cash exercise of the November PA Warrants and Convertible Note Warrants, but reduced by the securities issued in the PIPE and the RD Financing and the Series C Preferred shares) pursuant to the Merger Agreement. The intent of the foregoing is that the PIPE, the RD Financing and the issuance of the StemoniX Series C Preferred shares diluted all other holders proportionately.

2. Basis of Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Only Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to unaudited pro forma events that are:

●	directly attributable to the merger;

●	factually supportable; and

●	with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the results of operations of the combined company.

The condensed pro forma financial information includes certain financing transactions completed by both VYNT and StemoniX prior to the merger that were in order to attempt to meet the net cash targets defined in the Merger Agreement to meet the targeted ownership structure of 22% and 78%, respectively, and also the issuance of StemoniX Series C Preferred shares and securities of VYNT in the VYNT Merger Financings.

The merger is treated as a business combination for accounting purposes, with StemoniX as the deemed accounting acquirer and VYNT as the deemed accounting acquiree. Therefore, the historical basis of StemoniX’s assets and liabilities will not be remeasured as a result of the merger. In identifying StemoniX as the acquiring entity, the companies considered the structure of the merger, relative outstanding share ownership at closing and the composition of the combined company’s board of directors and senior management.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Fair value estimates were determined based on preliminary discussions between StemoniX and VYNT management, and a preliminary valuation of VYNT’s assets and liabilities using December 31, 2020 as the measurement date. The allocation of the aggregate merger consideration used in the preliminary unaudited pro forma condensed combined financial information is based on preliminary estimates. The estimates and assumptions are subject to change as of the effective time of the merger. The final determination of the allocation of the aggregate merger consideration will be based on the actual tangible and intangible assets and the liabilities of VYNT at the effective time of the merger. Refer to Note 5 for additional information.

For pro forma purposes, the valuation of consideration transferred is based on, among other things, the number of VYNT common shares outstanding and the closing price per share of $4.61 as of March 30, 2021 (the merger closing date), and the fair value of common share stock options and warrants outstanding at such date. Refer to Note 5 for additional information.

The unaudited pro forma combined balance sheet data gives effect to the merger as if it had occurred on December 31, 2020. The unaudited pro forma combined statement of operations data gives effect to the merger as if it had occurred on January 1, 2020. The pro forma financial information also excludes the discontinued operations reported in VYNT historical consolidated statement of operations and other comprehensive loss for year ended December 31, 2020.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information has not been adjusted to give effect to certain expected financial benefits of the merger, such as tax savings, cost synergies or revenue synergies, or the anticipated costs to achieve these benefits, including the cost of integration activities. The unaudited pro forma condensed combined financial information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the combination that are not expected to have a continuing impact on the business of the combined company, one-time transaction-related expenses anticipated to be incurred prior to, or concurrent with, the closing of the merger are included in the unaudited pro forma combined statement of operations. The impact of such transaction expenses is reflected in the unaudited pro forma combined balance sheet as a decrease to cash and increase to accumulated deficit.

3. Accounting Policies

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies of StemoniX. Following the merger, the combined company will conduct a review of accounting policies of VYNT in an effort to determine if differences in accounting policies require further reclassification of results of operations or reclassification of assets or liabilities to conform to StemoniX’s accounting policies and classifications. As a result of that review, the combined company may identify differences among the accounting policies of the companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

4. VYNT Reclassifications

Certain financial information of VYNT has been reclassified to conform to the historical presentation in StemoniX’s financial statements as set forth below:

A.	Product Revenues and Service Revenues

Revenue is broken down by product revenues and service revenues to conform to StemoniX’s statement of operations presentation. As VYNT is a service company, all revenues are classified as service revenues. VYNT’s service revenues were $5,751 for the year ended December 31, 2020.

B.	Cost of Goods Sold – Product and Cost of Goods Sold – Service

Cost of goods sold is broken down by product and service to conform to StemoniX’s statement of operations presentation. Cost of goods sold reflected in VYNT’s consolidated statements of operations are classified as service cost of goods sold. VYNT’s cost of goods sold - service was $3,353 for the year ended December 31, 2020.

C.	Accrued Expenses

VYNT’s accrued expenses of $1,028 were reclassified from Accounts payable and accrued to Accrued expenses to conform to StemoniX’s balance sheet presentation.

D.	Selling, general and administrative

General and administrative expenses as well as sales and marketing expenses were reclassified from their original classification to conform to StemoniX’s statements of operations presentation. VYNT’s general and administrative expenses were $6,595 for the year ended December 31, 2020. VYNT’s sales and marketing expenses were $1,246 for the year ended December 31, 2020.

5. Reverse acquisition and purchase price allocation

Fair Value of Total Consideration Transferred

The fair value of preliminary purchase consideration expected to be transferred on the closing date includes the value of the number of shares of the combined company to be owned by VYNT shareholders at closing of the merger and the fair value of common share stock options and warrants outstanding (“Share-based Instruments”) at such date. The fair value per share of VYNT’s common stock used for the preliminary purchase price allocation was $4.61 per share the closing price of VYNT common stock on March 30, 2021, the effective date of the merger.

Purchase consideration (thousands in USD except share and per share amounts)	Amounts
Number of VYNT common shares outstanding as of December 31, 2020	4,136,300
VYNT common stock issued for $823 At The Market Financing ($797 net proceeds)	200,000
VYNT common stock issued for VYNT Merger Financings $31,471 ($28,750 net proceeds), not included in the net assets transferred	6,670,886
Total shares of VYNT common stock assumed to be outstanding as of closing of the merger	11,007,186
VYNT share price as of March 30, 2021	$4.61
Fair value of common shares	$50,743
Fair value of Share-based Instruments	$6,100
Fair value of total purchase consideration transferred	$56,843

Purchase Price Allocation

The following is a preliminary estimate of the allocation of the purchase price to acquired identifiable assets and assumed liabilities, which includes preliminary purchase accounting adjustments to reflect the fair value of intangible assets acquired at the time of the merger:

Amounts
Book value of VYNT net assets acquired as of December 31, 2020	$3,980
Legacy VYNT goodwill not acquired in the merger	(2,977)
VYNT common stock issued for $823 At The Market Financing ($797 net proceeds) since December 31, 2020	797
VYNT Merger Financings $31,471 ($28,750 net proceeds) financing not included in the net assets transferred	28,750
Book value of VYNT net assets acquired as of December 31, 2020	30,550
Adjustments to reflect preliminary fair value of assets acquired and liabilities assumed:
Intangibles, net (see Note 6B)	8,700
Fair value of VYNT net assets acquired as of December 31, 2020	39,250
Goodwill	17,593
Fair value of total estimated consideration transferred	$56,843

Amounts
Remove legacy VYNT goodwill not acquired in the merger	(2,977)
Record goodwill from the merger	17,593
Net pro forma adjustment to goodwill	$14,616

The intangibles identified relate to customer lists and tradename. The valuation is internally developed, and these are valued on a preliminary basis. Changes in fair values could result in material adjustments in the purchase price allocation and resulting goodwill.

The preliminary estimated fair value of intangibles of $8,700, which is an increase of $8,700 from VYNT’s book value of intangible assets prior to the merger. The acquired identified intangible assets are expected to be comprised of the following:

(thousands in USD)	Estimated Remaining Useful Life	VYNT Historical Carrying Value	Estimated Fair Value	Increase in Amortization Expense for the Year Ended December 31, 2020
Patents	-	$-	$-	$(132)
Customer List	10 years	-	7,300	450
Tradename	10 years	-	1,400	90
Total		$-	$8,700	$408

The fair value estimate for all identifiable intangible assets is preliminary and is based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). This preliminary fair value estimate could include assets that are not intended to be used, may be sold, or are intended to be used in a manner other than their best use. The final determination of fair value of intangible assets, as well as estimated useful lives, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the merger. A 10% change in the valuation of intangible assets would cause a corresponding increase or decrease to goodwill of approximately $870 at the merger date and a corresponding decrease to amortization expense of approximately $870 for the year ended December 31, 2020, assuming an overall weighted-average useful life of 10 years.

6. Unaudited Pro Forma Combined Balance Sheet Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma combined balance sheet:

A.	Represents adjustment related to increase historical VYNT goodwill of $14,616 determined by the net acquired identifiable assets and assumed liabilities. Refer to Note 5 on discussion of this reverse merger and purchase price allocation.

B.	Represent an increase of $8,700 over VYNT historical book value of intangible assets recorded in conjunction with the purchase price allocation arising from the merger. Refer to Note 5 on discussion of this reverse merger and purchase price allocation.

C.	Represents $6,385 of transaction costs expected to be incurred in connection with the merger, of which approximately $1,979 was incurred or accrued for on the balance sheet as of December 31, 2020. The remaining transaction costs of $4,406 were not yet accrued or incurred and reflected in the balance sheet as of December 31, 2020 and are recorded as a reduction in cash and an increase to accumulated deficit.

D.	Represents an adjustment related to StemoniX’s loan agreement with the Minnesota Department of Employment and Economic development. Triggered by a transfer of substantial common stock ownership interest, this loan becomes payable in full, as well as a 30% premium on the original principal. This loan has an outstanding balance of $82, carries a zero-interest rate and was repaid on March 30, 2021. The $25 repayment premium is reflected as an increase in accumulated deficit and the total repayment of $107 is reflected as an increase to current notes payable.

E.	Represents the net proceeds from the post December 31, 2020 VYNT At The Market financings of $797 ($823 gross proceeds) in exchange for 200,000 shares of common stock ($0.0001 par value per share) at a price of $4.11 per share. This financing is part of VYNT’s plan to meet its closing net cash target in the Merger Agreement.

F.	Represents the net proceeds from VYNT’s and StemoniX Merger financing transactions to meet a condition of closing the merger.

(i)	The issuance by VYNT of securities in two financing transactions (collectively, “VYNT Merger Financings”) with net proceeds of $28,750 ($31,470 gross proceeds), including exercises of related common stock warrants. First, VYNT completed a private placement transaction (the “PIPE”) for net proceeds of $8,902 ($10,000 gross proceeds) and issued 2,758,624 shares of common stock and an equal number of common stock warrants with a combined issuance price of $3.625 per share and warrant to purchase one share. Each warrant (“PIPE Warrant”) has an exercise price of $3.50 per share. PIPE Warrant holders have exercised 1,134,484 warrants for proceeds of $3,971. In the aggregate, the PIPE issuance and related PIPE Warrant exercises have resulted in $12,873 net proceeds to VYNT. Second, VYNT completed a registered direct financing (the “RD Financing”) for net proceeds of $15,877 ($17,500 gross proceeds) and issued 2,777,778 shares at $6.30 per share. The PIPE, PIPE Warrant and RD Financing are collectively referred to as the “VYNT Merger Financings”.

(ii)	The issuance by StemoniX of shares of Series C Preferred Stock (the “StemoniX Series C Preferred”) for net proceeds of $1,790 ($2,000 gross proceeds). Upon consummation of the merger, the StemoniX Series C Preferred shares were converted into 699,395 shares of VYNT common stock resulting in a $2.86 conversion price.

G.	Represents the net proceeds from post December 31, 2020 StemoniX issuances of $5,022 convertible notes. This financing is part of StemoniX’s plan to meet its closing net cash target in the Merger Agreement.

H.	Represents the conversion of StemoniX’s preferred shares of $29,007 prior to the closing of the reverse merger, causing a conversion of the preferred shares into common stock. The preferred shares are required to be converted prior to the closing. An aggregate of $1 of this transaction is allocated to common stock, $27,517 to additional paid-in capital and $1,489 to accumulated deficit.

I.	Represents the conversion of StemoniX’s $12,673 convertible notes and $277 accrued interest prior to the closing of the reverse merger, causing a conversion of the convertible notes into common stock. The convertible notes are required to be converted prior to the closing. Together with the conversion, debt discount of ($951) and an embedded derivative (“Share Settlement Obligation”) of $1,690 results in a net gain on extinguishment of $739 and are derecognized through accumulated deficit.

J.	Represents the elimination of VYNT common stock, paid-in capital, accumulated deficits and accumulated other comprehensive loss, as well as the adjustments to reflect the capital structure of the combined company. See the explanation of the adjustments:

i.	Adjustments to common stock: an increase in common stock of $3 represents the adjustment to the aggregate historical par value of StemoniX and VYNT of $0, to reflect 28,984,573 shares outstanding at a total par value of $3 ($0.0001 par value per share) calculated as follows:

(thousands in USD except share and per share amounts)	Amount
Shares of VYNT common stock outstanding on December 31, 2020	4,136,300
VYNT common stock issued for $823 At The Market Financing ($797 net proceeds) since December 31, 2020	200,000
VYNT common stock to be issued to StemoniX as of closing of Merger	17,277,991
VYNT common stock issued for $2,000 StemoniX Series C Preferred Stock financing ($1,790 net proceeds)	699,395
VYNT common stock issued for VYNT Merger Financings $31,471 ($28,750 net proceeds), not included in the net assets transferred	6,670,886
Total shares of VYNT common stock outstanding as of merger close	28,984,573
Par value per common share	$0.0001
Common stock total par value at merger	$3
Exclusion of other common stock pro forma adjustments	-
Total pro forma merger adjustments	$3

ii.	Adjustments to paid-in capital as follows:

(thousands in USD)	Amount
Merger consideration	$56,843
Elimination of VYNT historical additional paid-in capital	(176,628)
Adjustments related to purchase price consideration	(23,316)
Adjustments related to VYNT Merger Financings $31,471 ($28,750 net proceeds) since December 31, 2020	(28,750)
VYNT common stock issued for $823 At The Market Financing ($797 net proceeds) since December 31, 2020	(797)
Par value common stock	(3)
Total pro forma merger adjustments	$(172,651)

iii.	Adjustments to remove VYNT’s accumulated other comprehensive loss

(thousands in USD)	Amount
Pro forma merger adjustments:
Elimination of historical VYNT accumulated other comprehensive loss	$223
Total pro forma merger adjustments	$223

7. Unaudited Pro Forma Statement of Operations Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma combined statement of operations:

A.	Represents an increase to amortization expense of $408 for the year ended December 31, 2020 related to the fair value adjustments to intangible assets discussed above in Note 5. The amortization expense is recorded in General and administrative expenses based on StemoniX’s accounting policy.

B.	Reflects the total estimated transaction costs of $6,385 of which $4,406 were incurred after December 31, 2020, in the unaudited pro forma combined statement of operations for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations. This is a non-recurring item.

C.

Represents the elimination of the historical interest expense of $155 for the year ended December 31, 2020, related to VYNT’s return of $848 of principal amount and $111 of interest from unsecured promissory note for issuance of 246,272 shares to Atlas Sciences, LLC, in 2020. This conversion is part of VYNT’s plan to meet its closing net cash target in the Merger Agreement.

D.	Represents the elimination of historical interest expense of $513 for the year ended December 31, 2020 incurred by StemoniX related to the convertible notes issued in May through December 31, 2020.

E.	Represents the elimination of historical changes of $503 in fair value of an embedded derivative (“Share Settlement Obligation”) with the StemoniX 2020 Convertible Notes for the year ended December 31, 2020.

8. Loss per Share

The unaudited pro forma weighted average number of basic and diluted shares outstanding for the year ended December 31, 2020 is calculated as follows:

(thousands in USD except share and per share amounts)	For the Year ended December 31, 2020
Weighted average VYNT shares outstanding for the year ended December 31, 2020 – basic	2,532,000
Adjusted for:
StemoniX weighted average shares outstanding as if the merger occurred on January 1, 2020	17,277,991
VYNT additional shares issued for Atlas debt conversion, not included in weighted average shares outstanding	231,800
VYNT common stock issued for VYNT Merger Financings $31,471 ($28,750 net proceeds) after December 31, 2020	6,670,886
VYNT $823 ($797 net proceeds) ATM draws after December 31, 2020	200,000
VYNT common stock issued for $2,000 StemoniX Series C Preferred Stock financing ($1,790 net proceeds)	699,395
Pro forma adjusted weighted average shares outstanding for the year ended December 31, 2020– basic and dilutive	27,612,073

Pro forma net loss attributable to common shareholders – basic and dilutive	$(20,338)

Pro forma net loss per common share – basic and dilutive	$(0.74)

The unaudited pro forma weighted average number of basic shares outstanding is calculated by adding the number of combined company shares expected to be issued to the stockholders of StemoniX after giving effect to the pre-closing StemoniX conversions and the historical weighted average number of basic shares of VYNT, which will remain outstanding as shares in the combined company on a 1:1 basis. The pro forma adjusted weighted average shares outstanding in thousands is 27,612 shares for the year ended December 31, 2020.